Exhibit 99.1

MEDIA RELEASE

ALDERWOODS GROUP ANNOUNCES EXTENSION OF TENDER OFFER

CINCINNATI—August 18, 2004—Alderwoods Group, Inc. (NASDAQ:AWGI) (“Alderwoods Group” or the “Company”) announced today that it has extended the expiration date of its previously announced tender offer and consent solicitation (the “Offer”) for any and all of its outstanding $320,752,500 aggregate 12-1/4% Senior Notes due 2009 (CUSIP No. 014383AC7 and ISIN No. US014383AC79) (the “Notes”) from midnight, New York City time, on Wednesday, August 18, 2004, to 9:00 a.m., New York City time, on Thursday, August 19, 2004 (the “Expiration Date”) (unless further extended or earlier terminated).  The Offer is expected to be consummated promptly on or after the Expiration Date.

Except for the extension described above, all other terms and conditions of the Offer remain unchanged.  A total of approximately $316.2 million in aggregate principal amount of Notes has been tendered to date. Tendered Notes may no longer be withdrawn.  The terms of the Offer are described in Alderwoods Group’s Offer to Purchase and Consent Solicitation Statement dated July 22, 2004, copies of which may be obtained from Global Bondholder Services Corporation, the information agent for the offer, at (866) 294-2200 (US toll free) and (212) 430-3774 (collect).

Alderwoods Group has engaged Banc of America Securities LLC to act as the exclusive dealer manager and solicitation agent in connection with the Offer.  Questions regarding the Offer may be directed to Banc of America Securities LLC, High Yield Special Products, at (888) 292-0070 (US toll-free) and (704) 388-4813 (collect).

This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to any securities.  The Offer is being made solely by the Offer to Purchase and Consent Solicitation Statement dated July 22, 2004.

Company Information

The Company is the second largest operator of funeral homes and cemeteries in North America based on total revenue and number of locations.  As of June 19, 2004, the Company operated 716 funeral homes, 130 cemeteries and 61 combination funeral home and cemetery locations in the United States and Canada. Of the Company’s total locations, 59 funeral homes, 53 cemeteries and four combination funeral home and cemetery locations were held for sale as of June 19, 2004. The Company provides funeral and cemetery services and products on both an at-need and pre-need basis.  In support of the pre-need business, it operates insurance subsidiaries that provide customers with a funding mechanism for the pre-arrangement of funerals.

Forward Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the plans and objectives of the Company’s management, are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933 and Section 21E(i) of the Securities Exchange Act of 1934. The words “believe,” “may,” “will,” “estimate,” “continues,” “anticipate,” “intend,” “expect” and similar expressions identify these forward-looking statements. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated, including the following: the ability of the Company to obtain financing necessary to consummate the tender offer; uncertainties associated with future revenue and revenue growth; the impact of the Company’s significant leverage on its operating plans; the ability of the Company to service its debt; and various other uncertainties associated with the funeral service industry and the Company’s operations in particular, which are referred to in the Company’s periodic reports filed with the Securities and Exchange Commission or this press release. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:	Kenneth A. Sloan	Tamara Malone
	Executive Vice President,	Manager,
	Chief Financial Officer	Media and Investor Relations
	Alderwoods Group, Inc.	Alderwoods Group, Inc.
	Tel: 416.498.2455	Tel: 416.498.2778
	Fax: 416.498.2449	Fax: 416.498.2449
	Email: ken.sloan@alderwoods.com	tamara.malone@alderwoods.com